POWER OF ATTORNEY

The undersigned hereby each constitute and appoint Michael A. Rosenberg, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and John B. Hammalian, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Joseph S. DiMartino	April 17, 2008
Joseph S. DiMartino
Chairman of the Boards

/s/Peggy C. Davis	April 17, 2008

Peggy C. Davis

/s/David P. Feldman	April 17, 2008

David P. Feldman

/s/James F. Henry	April 17, 2008

James F. Henry

/s/ Ehud Houminer___	April 17, 2008

Ehud Houminer

/s/Gloria Messinger___	April 17, 2008

Gloria Messinger

/s/Martin Peretz _______________	April 17, 2008

Martin Peretz

/s/Anne Wexler	April 17, 2008

Anne Wexler

EXHIBIT A

1)	Advantage Funds, Inc.
2)	Dreyfus A Bonds Plus, Inc.
3)	Dreyfus Growth and Income Fund, Inc.
4)	Dreyfus Growth Opportunity Fund, Inc.
5)	Dreyfus Index Funds, Inc.
6)	Dreyfus Institutional Money Market Fund
7)	Dreyfus International Funds, Inc.
8)	Dreyfus MidCap Index Fund
9)	Dreyfus Money Market Instruments, Inc.
10)	Dreyfus Premier Equity Funds, Inc.
11)	Dreyfus Premier Manager Funds I
12)	Dreyfus Premier Manager Funds II
13)	Dreyfus Stock Index Fund
14)	Dreyfus Variable Investment Fund